Schedule A to Item 5.02

Changes to Mr. Khoury’s Employment Agreement dated September 18, 2014.

1.     Section 3 (a), Position with the Company: title: Executive Vice President-Administration.
2.     Section 4 (a), Base Salary: $300,000.
3.     Section 4 (b), Annual Performance Bonus: target bonus of 50% of base salary.